Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-121839) pertaining to the 2002 Stock Incentive Plan of Collegiate Funding Services, Inc. of our report dated January 31, 2005, with respect to the consolidated financial statements of Collegiate Funding Services, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2004.

/s/Ernst & Young

McLean, Virginia
March 29, 2005